Exhibit 99.1

                    SOFTWARE.COM AND PHONE.COM TO MERGE,
                      CREATING THE LEADING PROVIDER OF
                    SOFTWARE FOR COMMUNICATIONS SERVICE
                            PROVIDERS WORLDWIDE

              Cisco Systems Senior Executive Donald Listwin to
             Become President and CEO; Alain Rossmann to Remain
          Chairman of Board and be Executive Vice President; John
                 MacFarlane to be Executive Vice President

           Merged Company will be Strongly Positioned to Benefit
         from Explosive Growth of Wireless Internet and Unification of Communications Networks over IP-Based Infrastructure

     REDWOOD CITY AND SANTA BARBARA, Calif., (August 09, 2000) -- Phone.com, Inc. (NASDAQ: PHCM), a leading provider of wireless Internet infrastructure and application software, and Software.com, Inc. (NASDAQ: SWCM), a leading provider of Internet infrastructure software for wireline and wireless service providers, today announced they will merge to create a global powerhouse that will provide a broad range of carrier-class software to wireless and wireline carriers, portals and Internet service providers. The merged company will be led by the exiting Cisco Systems Executive Vice President Donald J. Listwin as President and Chief Executive Officer, Alain Rossmann as Executive Vice President and Chairman of the Board of Directors, and John L. MacFarlane as Executive Vice President.

     Under the terms of the definitive merger agreement unanimously approved by the Boards of Directors of both companies, shareholders of Phone.com and Software.com will each own approximately 50 percent of the combined company. Each Software.com shareholder will be entitled to receive 1.6105 Phone.com shares for each of their shares of Software.com. The merger is expected to be accounted for as a pooling of interests and is intended to be tax-free to shareholders of both companies.

     The merged company will be the premier provider of highly scalable infrastructure and application software enabling the delivery of email, voicemail, unified messaging, directory, and wireless Internet access for IP-based networks. The combined company expects to benefit from significant cross-sell and up-sell opportunities through its existing relationships with more than 140 major communications service providers worldwide. The combined global customer base includes the industry's largest service providers: AT&T, SprintPCS, Nextel, Verizon Wireless, British Telecom, KDD and DDI, Telecom Italia, Excite@Home, PSINet, Telstra, Telcell, GTE.net Services, Time Warner's Road Runner, Telefonica, Deutsche Telekom, Mannesmann, and BellSouth. On a pro forma combined basis through June 30, 2000, the companies reported trailing twelve-month revenues of over $146 million, $94 million of deferred revenue and cash, cash equivalents and short term investments position of over $500 million, creating a powerful platform for further growth.

     Donald J. Listwin, who will be President and Chief Executive Officer, will join the merged company from Cisco Systems, where he has led service provider and consumer lines of business and has been responsible for developing Cisco's Internet technology and services for telecommunications companies. Alain Rossmann, Chairman and Chief Executive Officer of Phone.com, will be Executive Vice President and Chairman of the Board of Directors of the combined company. John L. MacFarlane, Chief Executive Officer of Software.com, will serve as Executive Vice President of the combined company, and Alan J. Black, Chief Financial Officer of Phone.com, will be Chief Financial Officer of the merged company. The Board of Directors of the merged company will consist of Listwin, Rossmann, MacFarlane, Reed E. Hundt, Senior Advisor at McKinsey & Company, Inc. and former Chairman of the Federal Communications Commission, Bernard Puckett, former Senior Vice President of IBM Corporation, and Roger Evans, General Partner of Greylock Limited Partners. The Company will be headquartered in Redwood City, California.

     "I am thrilled by the opportunity to join forces with Alain and John to lead this powerful combined company," said Donald J. Listwin. "This strategic merger brings together two dynamic and innovative companies with tremendous track records for providing reliable, highly-scalable infrastructure software to communication providers worldwide. Together, Phone.com and Software.com create a powerfully positioned global software company poised to drive and benefit from the unification of service offerings by IP-based communications service providers."

     "We are extremely excited to be joining forces with Software.com in this compelling strategic combination and to have Don join us at the merged company," said Alain Rossmann. "Don brings a tremendous track record for driving growth at Cisco and more than 20 years of experience in the networking industry. With his vision and experience, Don is the ideal person to grow and expand the business of the merged company. The merged company will be strongly positioned to capitalize on the explosive growth of the wireless Internet."

     "With highly complementary customers, product lines and business models, we will leverage significant cross-sell and up-sell opportunities over a broad portfolio of software products, including unified messaging, mobile mail, directory services, wireless Internet access gateways, voice processing, synchronization and instant messaging," said John L. MacFarlane. "Our customers will benefit from the combined company's IP-based infrastructure, unified platform and its unparalleled ability to operate across all standards. Additionally, by bringing together the industry's top talent under one roof, we will have an unmatched ability to innovate and bring new products to market."

     "BT is leading the unification of communication services. The combined company is uniquely positioned to provide the products, applications and services to capture this new market," said Kent Thexton, President of BT Global Mobile Internet. "We do business with each of these companies today. We look forward to working with the merged company to build the future of communication services."

     Mr. Tadashi Onodera, Executive Vice President of DDI Corporation, stated, "Japan's wireless Internet market is the fastest growing in the world. The merged company's unique ability to provide carrier-class, highly scalable software is instrumental to succeeding in this market."

     The transaction is expected to close by calendar year-end 2000 subject to approval of Phone.com and Software.com shareholders and customary closing conditions including obtaining necessary regulatory approvals. The name of the combined company will be announced at that time.

     In connection with approving the transaction, the Board of Directors of each company also adopted a Stockholder Rights Plan in which rights will be distributed as a dividend at the rate of one Right for each share of common stock of each company held by stockholders of record as of the close of business on August 18, 2000, with respect to Phone.com and August 24, 2000 with respect to Software.com. Under the Stockholder Rights Plan adopted by each company, the Rights generally will be exercisable only if a person or group acquires beneficial ownership of 15 percent or more of the company's common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15 percent or more of the company's common stock.

     About Phone.com

     Phone.com is a leading provider of software, applications, and services that enable the delivery of Internet-based information and voice services to mass-market wireless telephones. Using its software, wireless subscribers have access to Internet- and corporate intranet-based services, including e-mail, news, stocks, weather, travel and sports. In addition, subscribers have access via their wireless telephones to network operators' intranet-based telephony services, which may include over-the-air activation, call management, billing history information, pricing plan subscription and voice message management. Phone.com is headquartered in Silicon Valley, California and has regional offices in Boston, Belfast, Copenhagen, Hong Kong, London, Madrid, Mexico City, Paris, Seoul, Tokyo and Washington, D.C. Visit www.phone.com for more information.

     About Software.com

     With more than 116 million seats licensed, Software.com is a leading supplier of carrier-scale Internet infrastructure software for communication service providers worldwide. Software.com provides the scalable platform that enables service providers to deploy next-generation business and consumer Internet services, including email, IP unified messaging, mobile mail and mobile instant messaging.

     In addition, Software.com has established strategic relationships with Cisco Systems, Hewlett-Packard, IBM, Nortel Networks and Telcordia Technologies (formerly Bellcore). Founded in 1993, with headquarters in Santa Barbara, California, the company has regional operations in the U.K., Germany, the Netherlands, Japan, China and Australia. Visit www.software.com for more information.

     Cautionary Note Regarding Forward Looking Statements This release contains forward-looking statements relating to the development of Phone.com's and Software.com's products and services and future operating results that are based upon the current expectations and beliefs of the management of Phone.com and Software.com and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the transaction to close due to the failure to obtain required regulatory or stockholder approvals; difficulties associated with successfully integrating Phone.com's and Software.com's businesses and technologies; costs related to the merger; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to manage its growth and the difficulty of successfully managing a larger, more geographically dispersed organization; failure of the combined company to successfully manage its changing relationships with customers, suppliers, value added resellers, and strategic partners; failure of the combined company's customers to accept new product offerings; and failure to achieve anticipated synergies in the merger. Other factors that could affect the combined company's actual results include the progress and costs of the development of its products and services and the timing of market acceptance of those products and services.

     For a detailed discussion of these and other cautionary statements, please refer to each company's respective filings with the Securities and Exchange Commission, including, where applicable, their most recent filings on Form 10-K and 10-Q, both companies registration statements on Form S-1, as amended, and the joint proxy statement/prospectus to be filed by the companies as described below. Phone.com's and Software.com's filings with the SEC are available to the public from commercial document retrieval services and at the Web site maintained by the SEC at www.sec.gov.

     Where You Can Find Additional Information:

     Investors and security holders of both Phone.com and Software.com are advised to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information about the transaction. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by Phone.com and Software.com. Investors and security holders may obtain a free copy of the joint proxy statement/prospects when it is available and other documents filed by Phone.com and Software.com with the Securities and Exchange Commission at the Securities and Exchange Commission's Web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Phone.com or Software.com.

     Phone.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Phone.com's stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Phone.com's Proxy Statement for its 1999 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 28, 1999. This document is available free of charge at the Securities and Exchange Commission's Web site at www.sec.gov and from Phone.com.

     Software.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Software.com with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Software.com's Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 27, 2000. This document is available free of charge at the Securities and Exchange Commission's Web site at www.sec.gov and from Software.com. A copy of the Stockholder Rights Plan adopted by each company will be filed with the Securities and Exchange Commission shortly.

     For Investor Inquiries:

     Software.com, Inc.
     Mike Musson
     +1 (805) 882 2470 x289
     mike.musson@software.com

     Phone.com, Inc.
     Leslie Nakajima
     +1 (650) 817 PHCM (7426)
     lnakajim@corp.phone.com

     For Media Inquiries:

     Citigate Sard Verbinnen
     Hugh Burns or Andrew Cole
     +1 (212) 687 8080

                                   # # #

     The Phone.com name and logo and the family of terms carrying the "UP" prefix are trademarks of Phone.com, Inc. All Rights Reserved. All other company, brand and product names may be marks that are the sole property of their respective owners.


     For further information:

     Contact Phone.com Worldwide Public Relations

     Rowan Benecke
     PR21
     +1 (415) 369 8102

     Phone.com (Europe) Limited
     Vicky Ryce
     Phone.com (Europe) Limited
     +44 (0) 1442 288 109

     Phone.com Japan K.K.
     Hiroko Kimura
     Phone.com Japan K.K.
     +81 3 5325 9204

      Software.com, Inc.
      Fred Bateman
      FitzGerald Communications
      +1 (415) 677 0208